UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2015

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on November 28, 2014, Cheniere Energy, Inc. (the “Company”) issued $1.0 billion aggregate principal amount of 4.875% Unsecured PIK Convertible Notes due 2021 (the “Notes”) to certain investors in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an Amended and Restated Subscription Agreement (the “Amended Subscription Agreement”), by and among the Company and RRJ Capital II Ltd, Baytree Investments (Mauritius) Pte Ltd, and SeaTown Lionfish Pte. Ltd. Pursuant to the Amended Subscription Agreement, the Company agreed, among other things, to file a registration statement covering the resale of the Notes by certain holders thereof (the “Selling Securityholders”). On May 27, 2015, pursuant to Rule 424(b) under the Securities Act, the Company filed a prospectus supplement to the prospectus contained in the Company’s Registration Statement on Form S-3 (File No. 333-204432) relating to the resale of the Notes by the Selling Securityholders. The opinions of counsel regarding the legality of the Notes and certain federal income tax matters are filed as Exhibits 5.1 and 8.1, respectively, hereto.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit
Number        Description

5.1	Opinion of Andrews Kurth LLP regarding the legality of the Notes

8.1	Opinion of Andrews Kurth LLP regarding certain federal income tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: May 27, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number        Description

5.1	Opinion of Andrews Kurth LLP regarding the legality of the Notes

8.1	Opinion of Andrews Kurth LLP regarding certain federal income tax matters